Exhibit 99.1

ERS International Congress 2014           September 6-10, 2014

Repeated-Dose Pharmacokinetics of Once-Daily TD-4208, a Long-acting Muscarinic Receptor Antagonist (LAMA), in Subjects with COPD

David L. Bourdet, Chris N. Barnes, Wayne Yates, Edmund J. Moran, Andrew J. Nicholls, and Brett Haumann

Theravance Biopharma US Inc., South San Francisco, CA USA

ABSTRACT

Introduction

TD-4208 is a lung-selective LAMA shown to have a long duration of action and minimal systemic antimuscarinic activity in subjects with COPD after single and repeated-dose, once-daily, inhaled administration. The current study evaluates the pharmacokinetics of nebulized TD-4208 and its major metabolite (THRX-195518; 10-fold lower M3 receptor potency relative to TD-4208) in subjects with moderate to severe COPD.

Methods

Fifty-nine subjects with moderate to severe COPD were randomized in a double-blind, incomplete block 5-way crossover study. TD-4208 (22, 44, 88, 175, 350, 750 µg) or matching placebo was administered via an inhalation solution by PARI nebulizer in the morning of each day for 7 days followed by a 14-day washout between each treatment period.

Results

TD-4208 demonstrated rapid absorption (median tmax~15 min) followed by a steep, bi-exponential decline resulting in low systemic plasma concentrations. Metabolic conversion to THRX-195518 occurred rapidly and extensively. TD-4208 and THRX-195518 demonstrated linear increases in plasma exposure with dose. The metabolite-to-parent ratio ranged from 3.3 to 9.7 on Day 7. TD-4208 and THRX-195518 elimination profiles were similar and were characterized by a terminal elimination half-life ranging from 22.3 to 25.3 h. Accumulation of TD-4208 and THRX-195518 in plasma was limited (< 1.6-fold) and steady-state was achieved by Day 7.

Conclusions

Low systemic exposures of TD-4208 and its major metabolite were observed after inhaled administration, consistent with the lack of systemic antimuscarinic activity. TD-4208 exhibits a predictable dose-dependent plasma pharmacokinetic profile indicative of reproducible nebulized delivery of TD-4208.

INTRODUCTION

•                  The Global Initiative for the Treatment of Obstructive Lung Disease (GOLD) recommends the use of long-acting muscarinic antagonist (LAMA) bronchodilators as first-line therapy for subjects with persistent COPD symptoms [1]

•                  There are no once-daily nebulized bronchodilators currently available for those patients for whom nebulized therapy would be appropriate

•                  TD-4208 is a novel, lung selective long-acting inhaled muscarinic antagonist that is being developed as a nebulized, once daily treatment for COPD

•                  Nebulized TD-4208 (350 and 700 μg) demonstrated sustained bronchodilation over 24 hours after single [350 and 700 μg] and multiple [22 – 700 μg] doses in patients with COPD.  All doses were generally well-tolerated and there were no serious adverse events related to study medication reported [2], [3], [4]

•                  Single dose nebulized administration of TD-4208 (350 and 700 μg) resulted in low systemic plasma exposures of both TD-4208 and its major metabolite THRX-195518 [3]

•                  Systemic, anti-muscarinic side effects (e.g., dry mouth or heart rate increases) resulting from antagonism of extra-pulmonary muscarinic receptors have not been observed after single dose administration and were limited after multiple-dose treatment  (dry mouth <1%) with TD-4208 [2], [4]

OBJECTIVE

•                  To evaluate the pharmacokinetics of nebulized TD-4208 and its major metabolite, THRX-195518, after repeated-dose administration in patients with moderate to severe COPD after once daily administration

METHODS

STUDY DESIGN

•                  59 subjects diagnosed with moderate to severe COPD were enrolled in a double-blind, multiple-dose, incomplete block 5-period crossover study

•                  TD-4208 doses of 22, 44, 88, 175, 350 µg, and placebo were administered once daily for 7 days using a PARI LC® Sprint nebulizer

•                  Washout of 14 days between each treatment period

PHARMACOKINETICS

•                  Plasma samples were collected in each period predose and at 0.25, 0.5, 1, 2, 3, 4, and 6 hours postdose on Day 1 of dosing. On Day 7, plasma samples were collected in each period predose and at 0.25, 0.5 , 1, 2, 3, 4, 6, 8, 12, and 24 hours postdose.

•                  TD-4208 and its major metabolite, THRX-195518, were quantified using a validated liquid chromatography with tandem mass spectrometry method. The lower limit of quantification for TD-4208 and THRX-195518 was 5 pg/mL.

•                  Noncompartmental TD-4208 and THRX-195518 PK parameters were calculated using Phoenix WinNonlin (Version 6.1.2; Pharsight, Sunnyvale, CA)

RESULTS

Table 1: Subject Demographics

	Dose
	Placebo	22 μg	44 μg	88 μg	175 μg	350 μg	700 μg
n	59	40	39	39	39	39	40
Age yrs mean (SD)	63.9 (6.85)	62.6 (6.71)	63.9 (6.62)	65.4 (7.01)	63.3 (7.46)	64.5 (6.46)	64.1 (6.62)
Sex M/F	56/44	55/45	54/46	59/41	56/44	59/41	53/47
Race: Caucasian (%)	100	100	100	100	100	100	100
BMI m.kg-2 mean (SD)	28.8 (5.92)	29.4 (6.54)	27.9 (5.18)	29.0 (5.92)	29.0 (6.44)	28.6 (4.85)	28.7 (6.38)

Table 2: Pharmacokinetic Parameters of TD-4208 and THRX-195518 (Day 7)

Dose
	PK Parameter	22 μg	44 μg	88 μg	175 μg	350 μg	700 μg
TD-4208	Cmax (ng/mL)	0.0125 ± 0.006	0.0224 ± 0.009	0.0526 ± 0.0214	0.144 ± 0.049	0.243 ± 0.104	0.577 ± 0.261

	tmax (hr)	0.233 (0.217, 0.417)	0.233 (0.200, 0.567)	0.233 (0.200, 0.350)	0.233 (0.200, 0.450)	0.233 (0.217, 1.08)	0.233 (0.200, 0.400)

	AUC0-t (ng.hr/mL)	0.0256 ± 0.0168	0.0292 ± 0.040	0.0452 ± 0.0403	0.135 ± 0.099	0.375 ± 0.175	0.755 ± 0.319

	t1/2 (hr)	NA	NA	NA	NA	25.1 ± 7.89	23.0 ± 7.05

THRX-195518	Cmax (ng/mL)	0.0188 ± 0.009	0.0373 ± 0.022	0.0720 ± 0.0312	0.178 ± 0.088	0.400 ± 0.180	0.948 ± 0.515

	tmax (hr)	0.483 (0.217, 0.650)	0.483 (0.250, 0.667)	0.483 (0.217, 0.583)	0.483 (0.300, 0.633)	0.483 (0.233, 0.617)	0.483 (0.217, 0.617)

	AUC0-t (ng.hr/mL)	0.0434 ± 0.0452	0.123 ± 0.108	0.276 ± 0.137	0.559 ± 0.263	1.18 ± 0.476	2.39 ± 1.18

	t1/2 (hr)	NA	NA	25.3 ± 11.2	23.5 ± 7.09	24.4 ± 6.10	22.3 ± 7.74

Mean values ± standard deviation

Median (min, max) presented for tmax

NA: Not applicable due to insufficient concentrations above the limit of quantification for determination of elimination t1/2

RESULTS

Figure 1:  TD-4208 and THRX-195518 Plasma Pharmacokinetics (Day 7)

•                  Systemic TD-4208 and metabolite plasma concentrations are low and well below their respective M3 receptor Ki

Table 3:  Metabolic Conversion of TD-4208 to THRX-195518

	Mean Fold Ratio of Metabolite to TD-4208 Systemic Exposure
Dose	22 μg	44 μg	88 μg	175 μg	350 μg	700 μg
Cmax Ratio	1.7	1.8	1.5	1.7	1.9	1.7
AUC0-t Ratio	NR	NR	9.7	5.6	3.7	3.3

NR: Not reported due to insufficient TD-4208 concentrations above the limit of quantification

Figure 2:  TD-4208 and THRX-195518 Dose Proportionality (Day 7)

RESULTS

Table 4: Accumulation of TD-4208 and THRX-195518

Dose (µg)	Day 7:Day 1 Cmax Ratio	Day 7:Day 1 AUC0-6 Ratio
22	1.1 / 1.1	0.9 / 1.2
44	1.2 / 1.1	1.0 / 1.3
88	1.2 / 1.1	1.5 / 1.3
175	1.3 / 1.1	1.6 / 1.3
350	1.1 / 1.0	1.4 / 1.2
700	1.1 / 1.0	1.3 / 1.2

Data presented as TD-4208 / THRX-195518

•                  Limited accumulation (< 1.6-fold) and steady-state achieved by Day 7

Safety and Tolerability Profile

•                  TD-4208 was generally well tolerated with rates of adverse events comparable to placebo. Headache was the most frequently reported adverse event [4]

•                  Limited reports of dry mouth (< 1%; TD-4208-treated) and no clinically significant changes in heart rate

CONCLUSIONS

•                  TD-4208 exhibits a predictable, dose-dependent plasma pharmacokinetic profile indicative of reproducible nebulized delivery of TD-4208

•                  TD-4208 is rapidly and extensively metabolized to a major metabolite that exhibits significantly lower affinity for M3 receptors

•                  TD-4208 and its major metabolite exhibit dose-proportional PK with no significant accumulation upon repeated dosing and achievement of steady-state within 7 days

•                  TD-4208 was generally well tolerated and did not result in significant systemic anticholinergic effects following repeat-dose administration

•                  TD-4208 pharmacokinetics following once daily nebulized administration demonstrate an optimal profile consistent with limited systemic TD-4208 exposure

REFERENCES

(1)         http://www.goldcopd.org/guidelines-global-strategy-for-diagnosis-management.html

(2)         A Randomized, Crossover Study to Examine the Pharmacodynamics and Safety of a New Antimuscarinic TD-4208 in Patients with COPD.  Potgieter P.D., et al., European Respiratory Society 2012, Poster Abstract 2878.

(3)         Single-Dose Pharmacokinetics of TD-4208, A Novel Long-Acting Muscarinic Antagonist, in Patients with COPD. Baldwin M., et al.,  American Thoracic Society Meeting 2013, Poster Abstract A1496.

(4)         A Randomized, Crossover, 7-Day Study of Once-daily TD-4208, a Long-Acting Muscarinic Antagonist (LAMA) in Subjects with COPD. Nicholls A., et al., American Thoracic Society Meeting 2014, Poster Abstract A130